EXHIBIT 10.1

AMENDMENT NO. 1 dated as of December 13, 2011 (this “Amendment”), to the Credit Agreement dated as of October 18, 2010 (the “Credit Agreement”), among SUN HEALTHCARE GROUP, INC. (formerly known as SHG Services, Inc.), a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

B. The Borrower and the Required Lenders desire that certain provisions of the Credit Agreement be amended as provided herein.

C. The Borrower and the Guarantors are party to one or more of the Security Documents, pursuant to which, among other things, the Guarantors Guaranteed the Obligations of the Borrower under the Credit Agreement and provided security therefor.

D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement.   Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

(a) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Percentage” shall mean, for any day (a) with respect to any Eurodollar Loan, 7.00% per annum and (b) with respect to any ABR Loan, 6.00% per annum."

(b) The definition of the term “Excess Cash Flow” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing clause (b)(iv) thereof with the following:

“(iv) permanent repayments of Indebtedness (other than prepayments of Term Loans pursuant to Section 2.12(d), mandatory prepayments of Loans under Section 2.13 and Voluntary Prepayments) made in cash by Sun and the Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness and”, and

(ii) relabeling clause (b)(v) as clause (b)(vi), and inserting a new clause (b)(v) as follows:

“, (v) amounts paid in cash during such fiscal year and described in clauses (a)(viii) and (ix) of the definition of the term “Consolidated EBITDA””.

(c) The definition of the term “Voluntary Prepayment” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the references to “Section 2.12” therein with references to “Section 2.12(a)”.

(d) Sections 2.11(a)(i) and (ii) of the Credit Agreement are hereby amended by replacing the references to “Section 2.12” therein with references to “Section 2.12(b)”.

(e) Section 2.12(b) of the Credit Agreement is hereby amended by inserting the words “pursuant to Section 2.12(a)” following the words “Optional prepayments of Term Loans.”

(f) Section 2.12(c) of the Credit Agreement is hereby amended by (i) inserting the words “pursuant to Section 2.12(a)” following the words “Each notice of prepayment” first appearing therein, and (ii) replacing the references to “this Section 2.12” therein with references to “Section 2.12(a)”.

(g)  Section 2.12 of the Credit Agreement is hereby amended by inserting a new Section 2.12(d) as follows:

“(d)  Notwithstanding anything to the contrary contained in this Section2.12 or any other provision of this Agreement and without otherwise limitingthe Borrower’s rights in respect of prepayments of the Loans, so long as noDefault orEvent of Default has occurred and is continuing, the Borrower may repurchase outstanding Term Loans pursuant to this Section 2.12(d) on the following basis:

(i)  The Borrower may conduct one or more auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans of any Class by providing written notice to the Administrative Agent (for distribution to the Lenders of the related Class) identifying the Term Loans that will be the subject of the Auction (an “Auction Notice”).  Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (x) the total cash value of the bid, in a minimum amount of $5,000,000 with minimum increments of $1,000,000 (the “Auction Amount”) and (y) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans at issue that represents the range of purchase prices that could be paid in the Auction;

 (ii)  In connection with any Auction, each Term Lender of the related Class may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (x) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (y) a principal amount of Term Loans which must be in increments of $1,000,000 or in an amount equal to the Term Lender’s entire remaining amount of such Term Loans (the “Reply Amount”).  Term Lenders may only submit one Return Bid per Auction.  In addition to the Return Bid, the participating Term Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment and Acceptance in a form reasonably acceptable to the Administrative Agent.  Each Return Bid and accompanying Assignment and Acceptance must be returned by each participating Term Lender by the time and date specified by the Administrative Agent as the due date for Return Bids (the “Return Bid Due Date”) for the applicable Auction, which shall be a date not more than 7 Business Days from the date of delivery of the Auction Notice, unless the Borrower and the Administrative Agent otherwise agree;

(iii)  Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount for which the Borrower can complete the Auction for the entire Auction Amount; provided that, in the event that the Reply Amounts received by the applicable Return Bid Due Date are insufficient to allow the Borrower to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Borrower shall either, at its election, (x) withdraw the Auction or (y) complete the Auction for a portion of the Auction Amount at an Applicable Discount equal to the highest Reply Discount.  The Borrower shall purchase Term Loans subject to such Auctions (or the respective portions thereof) from each applicable Term Lender with a Reply Discount that is equal to or less than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided, further, that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower shall purchase such Term Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent).  Each participating Term Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the Return Bid Due Date;

(iv)  Once initiated by an Auction Notice, the Borrower may not withdraw an Auction other than a Failed Auction.  Furthermore, in connection with any Auction, upon submission by a Term Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount;

(v)  With respect to all repurchases made by the Borrower pursuant to this Section 2.12(d), such repurchases shall be deemed to be voluntary prepayments pursuant to this Section 2.12(d) in an amount equal to the aggregate principal amount of such Term Loans without giving effect to the

Applicable Discount; provided that such repurchases shall not be subject to the provisions of Section 2.12(a), Section 2.17 or Section 2.18; and

(vi) The repurchases by the Borrower of Term Loans pursuant to this Section 2.12(d) shall be subject to the following conditions: (v) the Auction is open to all Term Lenders of the applicable Class on a pro rata basis, (w) no Default or Event of Default has occurred or is continuing or would result therefrom, (x) the Borrower shall at the time of such repurchase affirm that it is not in possession of any material non-public information that (A) has not been disclosed to the Term Lenders (other than Term Lenders that do not wish to receive material non-public information with respect to the Borrower or any of the Subsidiaries) or has not otherwise been disseminated in a manner making it available to investors generally and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the Borrower or any of the Subsidiaries or their respective securities, (y) any Term Loans repurchased pursuant to this Section 2.12(d) shall be automatically and permanently canceled upon acquisition thereof by the Borrower and (z) the Borrower shall not use the proceeds of Revolving Loans to acquire such Term Loans.

(h) Section 2.17 of the Credit Agreement is hereby amended by inserting the following at the end thereof: “Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 2.17 shall not be construed to apply to any prepayments received pursuant to Section 2.12(d)”.

(i) Section 2.18 of the Credit Agreement is hereby amended by inserting the following at the end thereof: “Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 2.18 shall not be construed to apply to any prepayments received pursuant to Section 2.12(d)”.

(j) Section 3.06 of the Credit Agreement is hereby amended by replacing the words “Except for the transactions contemplated by the Restructuring Schedule, the Restructuring and the Restructuring Documents,” with the words “Except as disclosed in the Borrower’s public filings with the SEC prior to the Amendment Effective Date (as defined in Amendment No. 1 dated as of December 13, 2011, to this Agreement),”.

(k) Section 6.11 of the Credit Agreement is hereby amended by replacing the table therein with the following:

Period	Ratio

October 1, 2011 through December 31, 2011	4.70 to 1.00
January 1, 2012 through March 31, 2012	4.75 to 1.00
April 1, 2012 through June 30, 2012	4.30 to 1.00
July 1, 2012 through September 30, 2012	4.10 to 1.00
October 1, 2012 through December 31, 2012	4.90 to 1.00

Period	Ratio

January 1, 2013 through March 31, 2013	4.90 to 1.00
April 1, 2013 through June 30, 2013	4.80 to 1.00
July 1, 2013 through September 30, 2013	4.80 to 1.00
October 1, 2013 through December 31, 2013	4.70 to 1.00
January 1, 2014 through March 31, 2014	4.95 to 1.00
April 1, 2014 through June 30, 2014	5.10 to 1.00
July 1, 2014 through September 30, 2014	5.35 to 1.00
October 1, 2014 through December 31, 2014	5.60 to 1.00
Thereafter	6.25 to 1.00

(l) Section 6.12 of the Credit Agreement is hereby amended by replacing the table therein with the following:

Period	Ratio

October 1, 2011 through December 31, 2011	1.65 to 1.00
January 1, 2012 through March 31, 2012	1.50 to 1.00
April 1, 2012 through June 30, 2012	1.45 to 1.00
July 1, 2012 through September 30, 2012	1.35 to 1.00
October 1, 2012 through December 31, 2012	1.15 to 1.00
January 1, 2013 through March 31, 2013	1.00 to 1.00
April 1, 2013 through June 30, 2013	1.00 to 1.00
July 1, 2013 through September 30, 2013	1.00 to 1.00
October 1, 2013 through December 31, 2013	1.00 to 1.00
January 1, 2014 through March 31, 2014	0.80 to 1.00
Thereafter	0.75 to 1.00

SECTION 2. Guarantee and Collateral Agreement.  It is acknowledged that the Borrower has heretofore provided certain information to the Administrative Agent with respect to (i) the conversion of certain Guarantors from corporations to limited liability companies and (ii) corrected legal names of certain Guarantors, in each case, as set forth on Schedule II hereto and Schedule I to the Guarantee and Collateral Agreement is hereby deemed to be updated to reflect such conversions and corrections and to reflect the pledge of the Equity Interests in Countryside Hospice Care, Inc., a Subsidiary that was added as a Guarantor as of March 4, 2011.

SECTION 3. Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent, the Issuing Bank and the Collateral Agent that (a) this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and (b) after giving effect to this Amendment, (i) the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Amendment Effective Date (as defined below), except to the extent such representations and warranties expressly relate to an earlier date; and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 4. Amendment Effectiveness.  This Amendment shall become effective as of the first date (such effective date, the “Amendment Effective Date”) occurring on or prior to December 13, 2011, on which (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Guarantors and the Required Lenders; (b) the Borrower shall have prepaid Term Loans pursuant to Section 2.12(a) in an aggregate principal amount of at least $50,000,000, together with the accrued and unpaid interest on the amount prepaid to but excluding the date of prepayment (the “Term Loan Prepayment”) (provided that the Lenders hereby waive the requirement that the Borrower deliver a notice of prepayment under Section 2.12 of the Credit Agreement with respect to the Term Loan Prepayment); (c) the Administrative Agent shall have received, for the account of each Lender that shall have unconditionally and irrevocably delivered to the Administrative Agent (or its counsel) its executed signature page to this Amendment on or prior to 5.00 p.m., New York City time, on December 12, 2011, an amendment fee equal to 0.25% of the aggregate outstanding amount of such Lender’s Term Loans and Revolving Credit Commitment (whether used or unused), calculated prior to giving effect to the Term Loan Prepayment; (d) the Administrative Agent shall have received all other fees and reimbursement of all expenses required to be paid by the Borrower to the Administrative Agent in connection with the transactions contemplated hereby; and (e) the representations and warranties contained in Section 3 shall be true and correct.  With respect to all Loans and Letters of Credit outstanding on the Amendment Effective Date, the Applicable Percentage therefor shall change as provided in Section 1(a) hereof from and after the Amendment Effective Date (but not with respect to any period prior to the Amendment Effective Date), notwithstanding that the Amendment Effective Date may occur other than on the last day of a fiscal quarter or Interest Period.

SECTION 5. Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Bank, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This

Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. Acknowledgement and Consent. Each Loan Party hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby affirms, confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby; (b) its Guarantee of the Obligations, and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as and to the extent provided in the Security Documents as originally executed, shall continue in full force and effect in respect of, and to secure, the Obligations as modified hereby; and (c) after giving effect to this Amendment all the representations and warranties made by or relating to it contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

SECTION 7. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8. Applicable Law. THIS AMENDMENT AND ALL CLAIMS AND CONTROVERSIES IN CONNECTION HEREWITH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Amendment and the transactions contemplated thereby, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment shall affect any right that the Administrative Agent, the Collateral Agent, the

Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

SECTION 10. Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

SUN HEALTHCARE GROUP, INC.,

by
/s/ L. Bryan Shaul
Name: L. Bryan Shaul
Title: CFO

EACH OF THE GUARANTORS LISTED ON SCHEDULE I HERETO,

by
/s/ Brandi Riddle
Name: Brandi Riddle
Title: Treasurer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent,

by
/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

by
/s/ Rahul Parmar
Name: Rahul Parmar
Title: Associate

Name of Lender:	JPMorgan Chase Bank, N.A.

by
/s/ Vanessa Chiu
Name: Vanessa Chiu
Title: Executive Director

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender:	ROYAL BANK OF CANADA

by
/s/ Dean Sas
Name: Dean Sas
Title: Authorized Signatory

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender:

by
/s/ Seth Cameron
Name: Seth Cameron
Title: Portfolio Manager Airlie CLO-2006 II Ltd.

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender:	LANDMARK VIII CLO LTD

by Aladdin Capital Management LLC, as Lender
/s/ Thomas E. Bancroft
Name: Thomas E. Bancroft
Title: Designated Signatory

For any Lender requiring a second signature block:

LANDMARK IX CDO LTD
by Aladdin Capital Management LLC, as Lender
/s/ Thomas E. Bancroft
Name: Thomas E. Bancroft
Title: Designated Signatory

Name of Lender:	JPMC Retirement Plan
Brigade Bank Loan
by BRIGADE CAPITAL MANAGMENT, LLC As Investment Manager
/s/ Joanna Bensimon
Name: Joanna Bensimon
Title: Associate

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender:	SEI Institutional Investment
Trust-High Yield Bond Fund
by BRIGADE CAPITAL MANAGEMENT, LLC As Investment Advisor
/s/ Joanna Bensimon
Name: Joanna Bensimon
Title: Associate

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender:	Big River Group Fund SPC
Limited
by BRIGADE CAPITAL MANAGEMENT, LLC As Investment Manager
/s/ Joanna Bensimon
Name: Joanna Bensimon
Title: Associate

For any Lender requiring a second signature block:

by

Name:
Title:

Name of Lender:	SEI Institutional Managed Trust-High Yield Bond Fund

by BRIGADE CAPITAL MANAGMENT, LLC As Investment Advisor
/s/ Joanna Bensimon
Name: Joanna Bensimon
Title: Associate

For any Lender requiring a second signature block:

by

Name:
Title:

SCHEDULE I
GUARANTORS

Allegiance Hospice Group, Inc.
Allegiance Hospice Care of Connecticut, LLC
Allegiance Hospice Care of Massachusetts, Inc.
Allegiance Hospice Care of New Hampshire, LLC
Allegiance Hospice Care of Southeastern Massachusetts, LLC
Americare Health Services Corp.
Atlantic Medical Supply Company, Inc.
CareerStaff Services Corporation
CareerStaff Unlimited, Inc.
Countryside Hospice Care, Inc.
Great Falls Health Care Company, L.L.C.
Harborside Rehabilitation Limited Partnership
Masthead Corporation
Peak Medical Ancillary Services, LLC
Peak Medical Assisted Living, LLC
Peak Medical Colorado No. 2, Inc.
Peak Medical Colorado No. 3, Inc.
Peak Medical, LLC
Peak Medical Farmington, Inc.
Peak Medical Gallup, Inc.
Peak Medical Idaho Operations, Inc.
Peak Medical Las Cruces No. 2, Inc.
Peak Medical Las Cruces, Inc.
Peak Medical Montana Operations, Inc.
Peak Medical New Mexico No. 3, Inc.
Peak Medical NM Management Services, Inc.
Peak Medical of Boise, Inc.
Peak Medical of Colorado, LLC
Peak Medical of Idaho, Inc.
Peak Medical of Utah, Inc.
Peak Medical Oklahoma No. 1, Inc.
Peak Medical Oklahoma No. 3, Inc.
Peak Medical Oklahoma No. 4, Inc.
Peak Medical Oklahoma No. 5, Inc.
Peak Medical Oklahoma No. 7, Inc.
Peak Medical Oklahoma No. 8, Inc.
Peak Medical Oklahoma No. 9, Inc.
Peak Medical Oklahoma No. 10, LLC
Peak Medical Oklahoma No. 11, Inc.
Peak Medical Oklahoma No. 12, Inc.
Peak Medical Oklahoma No. 13, Inc.
Peak Medical Peachtree, Inc.
Peak Medical Roswell, Inc.

Peak Medical Utah No. 2, Inc.
PM Henryetta Holdings, Inc.
PM Oxygen Services, Inc.
ProCare One Nurses, LLC
Regency Health Services, Inc.
SolAmor Hospice Corporation
SunAlliance Healthcare Services, Inc.
SunBridge Beckley Health Care Corp.
SunBridge Braswell Enterprises, Inc.
SunBridge Brittany Rehabilitation Center, Inc.
SunBridge Care Enterprises, Inc.
SunBridge Care Enterprises West
SunBridge Carmichael Rehabilitation Center
SunBridge Charlton Healthcare, LLC
SunBridge Circleville Health Care Corp.
SunBridge Clipper Home of North Conway, Inc.
SunBridge Clipper Home of Portsmouth, Inc.
SunBridge Clipper Home of Rochester, Inc.
SunBridge Clipper Home of Wolfeboro, Inc.
SunBridge Dunbar Health Care Corp.
SunBridge Gardendale Health Care Center, LLC
SunBridge Glenville Health Care, Inc.
SunBridge Goodwin Nursing Home, Inc.
SunBridge Hallmark Health Services, Inc.
SunBridge Harbor View Rehabilitation Center
SunBridge Healthcare, LLC
SunBridge Jeff Davis Healthcare, LLC
SunBridge of Harriman, LLC
SunBridge Marion Health Care Corp.
SunBridge Meadowbrook Rehabilitation Center
SunBridge Nursing Home, Inc.
SunBridge Paradise Rehabilitation Center, Inc.
SunBridge Putnam Health Care Corp.
SunBridge Regency Rehab Hospitals, Inc.
SunBridge Regency-North Carolina, Inc.
SunBridge Regency-Tennessee, Inc.
SunBridge Retirement Care Associates, LLC
SunBridge Salem Health Care Corp.
SunBridge San Bernardino Rehabilitation Hospital, Inc.
SunBridge Shandin Hills Rehabilitation Center
SunBridge Statesboro Healthcare Center, Inc.
SunBridge Stockton Rehabilitation Center, Inc.
SunBridge Summers Landing, Inc.
SunBridge West Tennessee, Inc.
SunDance Rehabilitation Agency, Inc.
SunDance Rehabilitation Corporation

SunDance Services Corporation
SunHealth Specialty Services, Inc.
SunMark of New Mexico, Inc.
The Mediplex Group, Inc.
1240 Pinebrook Road, LLC
1501 SE 24th Road, LLC
1775 Huntington Lane, LLC
1980 Sunset Point Road, LLC
2600 Highlands Boulevard, North, LLC
2900 Twelfth Street North, LLC
3865 Tampa Road, LLC
4602 Northgate Court, LLC
4927 Voorhees Road, LLC
Belmont Nursing Center, LLC
Bradford Square Nursing, LLC
Countryside Care Center Corp.
Crestview Nursing, LLC
Falmouth Healthcare, LLC
Florida Administrative Services, LLC
Florida Holdings I, LLC
Florida Holdings II, LLC
Florida Holdings III, LLC
Grant Manor LLC
Harborside Administrative Services, LLC
Harborside Connecticut Limited Partnership
Harborside Danbury Limited Partnership
Harborside Health I LLC
Harborside Healthcare Limited Partnership
Harborside Healthcare Advisors Limited Partnership
Harborside Healthcare Baltimore Limited Partnership
Harborside Healthcare, LLC
Harborside Holdings I, LLC
Harborside Massachusetts Limited Partnership
Harborside North Toledo Limited Partnership
Harborside of Cleveland Limited Partnership
Harborside of Dayton Limited Partnership
Harborside of Ohio Limited Partnership
Harborside Rhode Island Limited Partnership
Harborside Swanton, LLC
Harborside Sylvania, LLC
Harborside Toledo Business LLC
Harborside Toledo Limited Partnership
Harborside Troy, LLC
Harborside Point Place, LLC
Hbr Danbury, LLC
Hbr Kentucky, LLC

Hbr Stamford, LLC
Hbr Trumbull, LLC
HHCI Limited Partnership
Huntington Place Limited Partnership
KHI LLC
Klondike Manor LLC
Leisure Years Nursing, LLC
LTC Leasing, LLC
Marietta Healthcare, LLC
Maryland Harborside Corp.
Mashpee Healthcare, LLC
Massachusetts Holdings II, Limited Partnership
Massachusetts Holdings I, LLC
Ohio Holdings I, LLC
Owenton Manor Nursing, LLC
Pine Tree Villa LLC
Regency Nursing, LLC
Riverside Retirement Limited Partnership
Wakefield Healthcare, LLC
Westfield Healthcare, LLC
Woodspoint LLC
Harborside New Hampshire Limited Partnership
HBR Bardwell LLC
HBR Barkely Drive, LLC
HBR Bowling Green LLC
HBR Brownsville, LLC
HBR Campbell Lane, LLC
HBR Elizabethtown, LLC
HBR Lewisport, LLC
HBR Madisonville, LLC
HBR Owensboro, LLC
HBR Paducah, LLC
HBR Woodburn, LLC
Vital Care Services, LLC

SCHEDULE II

CONVERTED ENTITIES

Belmont Nursing Center, LLC (successor-in-interest to Belmont Nursing Center Corp.)

Harborside Healthcare, LLC (successor-in-interest to Harborside Healthcare Corporation)

Peak Medical Ancillary Services, LLC (successor-in-interest to Peak Medical Ancillary Services, Inc.)

Peak Medical, LLC (successor-in-interest to Peak Medical Corporation)

Peak Medical of Colorado, LLC (successor-in-interest to Peak Medical of Colorado, Inc.)

SunBridge Healthcare, LLC (successor-in-interest to SunBridge Healthcare Corporation)

CORRECTED LEGAL NAMES

SunBridge Care Enterprises West (previously listed as SunBridge Care Enterprises West, Inc.)